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                                                                    Exhibit 99.2

                              SEPARATION AGREEMENT

         THIS AGREEMENT (the "Agreement"), is made effective as of the 28th day of July, 2000, (hereinafter, the "Effective Date"), by and between (the "Company") and Robert G. Burton (the "Executive").

         WHEREAS, the Company and the Executive entered into a letter agreement dated April 24, 2000 (the "Letter Agreement"), under which the Executive accepted the position as Chairman, President, and Chief Executive Officer of the Company and agreed to perform the duties and responsibilities that such positions required;

         WHEREAS, after four months of employment, the Executive has determined, for personal reasons, that it is in his and the Company's best interests that he resign as Chairman, President, and Chief Executive Officer of the Company;

         WHEREAS, the Company desires to provide the Executive with certain payment upon the Executive's resignation as chief executive officer of the Company, on the terms and subject to the conditions more fully set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Company and the Executive agree as follows:

1. TERMINATION OF EMPLOYMENT. Effective as of the Effective Date, the Executive's employment with the Company and any of its affiliates shall be terminated and the Executive hereby resigns, effective as of the Effective Date, from his position as Chairman, President and Chief Executive Officer and all other positions that the Executive holds with the Company and any of its affiliates. As of the Effective Date, the Letter Agreement shall also terminate.

2. SEVERANCE PAYMENT AND BENEFITS; EQUITY ARRANGEMENTS.

         (a) SEVERANCE PAYMENT AND BENEFITS. In consideration for the Executive entering into this Agreement, specifically including the General Release (set forth in Section 7) and other restrictive covenants contained herein, the Company shall pay the Executive a lump sum amount equal to $2,353,222, LESS all applicable withholding taxes (the net amount, the "Severance Payment").

         (b) EFFECT OF RESIGNATION ON EQUITY ARRANGEMENTS; EXECUTIVE REPRESENTATIONS.

         (i) With respect to the 242,425 shares of common stock of the Company (the "shares") purchased by the Executive pursuant to the terms of the Letter Agreement, the Company shall purchase from the Executive, and the Executive shall sell to the Company, all such Shares, at an aggregate purchase price equal to $2,000,006.25 (the original purchase price paid by the Executive for such Shares) (such amount, the "Purchase Price").

         (ii) As of the Effective Date all unvested options held by the Executive pursuant to the Letter Agreement as of such date shall, in accordance with the terms of such agreement, terminate without payment therefor.
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         (iii) The Company's obligation to repurchase the Shares is subject to the delivery by Donaldson Lufkin & Jenrette of the stock certificates, if any, held by the Executive, representing the Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank, in form satisfactory to the Company and with all required stock transfer tax stamps affixed. The Executive's obligation to deliver the Shares is subject to the delivery by the Company of the Purchase Price by wire transfer in immediately available funds to an account specified by the Executive in writing prior to the Closing Date.

         (iv) The Executive hereby represents and warrants to the Company that the Executive owns the Shares free and clear of any lien (statutory or other), pledge, claim, charge, mortgage, deed of trust, security interest, easement or similar encumbrance (collectively, "LIENS"). None of the Shares are subject to any option, warrant, right of conversion, exchange or purchase, or any similar right, and there are no agreements or understandings outstanding with respect to the voting, sale, ownership or transfer of any of the Shares. The delivery by the Executive to the Company of the certificates representing the Shares duly endorsed in blank or accompanied by stock powers endorsed in blank will vest the Company with good title to all of such Shares, free and clear of any Liens (other than Liens, if any, created, imposed or granted by the Company).

         (c) PAYMENT OF SEVERANCE PAYMENT AND PURCHASE PRICE. The Severance Payment and the Purchase Price shall be paid in a lump sum payment to the Executive as soon as practicable after the expiration of the "Revocation Period" (described in Section 7(d) below), but in no event later than five (5) business days thereafter, so long as the Executive has not exercised the Executive's right to revoke this Agreement as described in Section 7(d) (the date of such payment, the "Closing Date").

4. FULL SATISFACTION. The Executive hereby acknowledges and agrees that the Executive shall not be entitled to any compensation or benefits from the Company or its affiliates, including, without limitation, any other severance or termination benefits, other than the Severance Payment and the Purchase Price, which will become payable to the Executive pursuant to Section 3(c), SO LONG AS the Executive does not revoke this Agreement as described in Section 7(d) hereof.

5. COVENANT NOT TO COMPETE; CONFIDENTIALITY AND NONDISPARAGEMENT.

         (a) In consideration of the Company entering into this Agreement with the Executive, the Executive hereby agrees, effective as of the Effective Date, without the Company's prior written consent, the Executive shall not, directly or indirectly, (i) at any time, disclose any Confidential Information (as hereinafter defined) pertaining to the business of the Company or any of its subsidiaries, except when required by law; or (ii) for one year after the Effective Date, directly or indirectly (A) be engaged in or have financial interest (other than an ownership position of less than 5% in any company whose shares are publicly traded or any non-voting non-convertible debt securities in any company) in any business in Competition (as hereinafter defined) (B) solicit, recruit or otherwise offer employment to any person who has been employed by the Company or any of its subsidiaries at any time during the 12 months immediately preceding such solicitation or (C) solicit the business of any person or entity that has been a client or customer of the Company or any of its subsidiaries at any time during the 12 months
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immediately preceding such solicitation. In addition, if the Executive is bound by any other agreement with the Company regarding the use or disclosure of Confidential Information, the provisions of this Agreement shall be read in such a way as to further restrict and not to permit any more extensive use or disclosure of Confidential Information.

         (b) The Executive agrees that he shall not, directly or indirectly, disclose any of the terms of this Agreement to anyone other than his immediate family or counsel (who shall be similarly bound by this covenant not to disclose the terms of this Agreement), except as such disclosure may be require for accounting or tax reporting purposes or as otherwise may be required by law.

         (c) The Executive also shall not issue or make any public or private comment, statement or remark which could reasonably be construed or intended to disparage, criticize or denigrate the Company, its subsidiaries, affiliates, or any of their employees, officers, directors or shareholders, unless such statements are made truthfully in response to a subpoena or other legal process. The Company shall not issue any press release or make any public statement that could reasonably be construed or intended to disparage, criticize or denigrate the Executive, unless such statements are made truthfully in response to a subpoena or other legal process. No press release shall be issued by either party about the other party without consent of such other party (which consent shall not be unreasonably withheld).

         (d) As used in this Agreement, the term "CONFIDENTIAL INFORMATION" means all non-public information concerning the financial data, strategic business plans, and other non-public, proprietary, and confidential information of the Company, its subsidiaries, Kohlberg Kravis Roberts & Co., L.P., and any of their respective affiliates (collectively, the "RESTRICTED GROUP") as in existence during the Executive's employment with the Company and as of the Effective Date. Further, as used in this Agreement, a business shall be in "COMPETITION" if it is principally engaged in any business in which the Company and/or any of its subsidiaries is primarily engaged within the United States or any state thereof as of the Effective Date.

         (e) Notwithstanding clauses (a), (b) or (c) above, if at any time a court holds that the restrictions stated in such clauses (a), (b) or (c) are unreasonable or otherwise unenforceable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographic area determined to be reasonable under such circumstances by such court will be substituted for the stated period, scope or area. Because the Executive has held a unique position at the Company and has had access to Confidential Information, the parties hereto agree that money damages will be an inadequate remedy for any breach of this Agreement. In the event of a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce, or prevent any violations of, the provisions hereof (without the posting of a bond or other security).

6. RETURN OF PROPERTY TO THE COMPANY. All memoranda, notes, lists, records and other documents or papers (and all copies thereof), including items stored in computer memories, on microfilm or by other means, made or compiled by the Executive, or made available to the Executive relating to the Company or its affiliates or its business, are and shall remain the
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property of the Company and shall be delivered to the Company promptly upon the execution of this Agreement.

7. GENERAL RELEASE.

         (a) For and in consideration of the Severance Payment and the Purchase Price, the Executive hereby agrees on behalf of the Executive, the Executive's agents, assignees, attorneys, successors, assigns, heirs and executors, to, and the Executive does hereby, fully and completely forever release the Company and its affiliates, predecessors and successors and all of their respective past and/or present officers, directors, shareholders, partners, members, managing members, managers, employees, agents, representatives, administrators, attorneys, insurers and fiduciaries in their individual and/or representative capacities (hereinafter collectively referred to as the "Releasees"), from any and all causes of action, suits, agreements, promises, damages, disputes, controversies, contentions, differences, judgments, claims, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialities, covenants, contracts, variances, trespasses, extents, executions and demands of any kind whatsoever, which the Executive or the Executive's heirs, executors, administrators, successors and assigns ever had, now have or may have against the Releasees or any of them, in law, admiralty or equity, whether known or unknown to the Executive, for, upon, or by reason of, any matter, action, omission, course or thing whatsoever occurring up to the date this Agreement is signed by the Executive, including, without limitation, in connection with or in relationship to the Executive's employment or other service relationship with the Company or its affiliates, the termination of any such employment or service relationship and any applicable employment, compensatory or equity arrangement with the Company or its respective affiliates; PROVIDED that such released claims shall not include any claims to enforce the Executive's rights under, or with respect to, this Agreement (such released claims are collectively referred to herein as the "Released Claims").

         (b) Notwithstanding the generality of clause (a) above, the Released Claims include, without limitation, (i) any and all claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Civil Rights Act of 1971, the Civil Rights Act of 1991, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, and any and all other federal, state or local laws, statutes, rules and regulations pertaining to employment or otherwise, and (ii) any claims for wrongful discharge, breach of contract, fraud, misrepresentation or any compensation claims, or any other claims under any statute, rule or regulation or under the common law, including compensatory damages, punitive damages, attorney's fees, costs, expenses and all claims for any other type of damage or relief.

         (c) THIS MEANS THAT, BY SIGNING THIS AGREEMENT, THE EXECUTIVE WILL HAVE WAIVED ANY RIGHT HE MAY HAVE HAD TO BRING A LAWSUIT OR MAKE ANY CLAIM AGAINST THE RELEASEES BASED ON ANY ACTS OR OMISSIONS OF THE RELEASEES UP TO THE DATE OF THE SIGNING OF THIS AGREEMENT.

         (d) The Executive represents that the Executive has read carefully and fully understands the terms of this Agreement, and that the Executive has been advised to consult with
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an attorney and has had the opportunity to consult with an attorney prior to signing this Agreement. The Executive acknowledges that the Executive is executing this Agreement voluntarily and knowingly and that the Executive has not relied on any representations, promises or agreements of any kind made to the Executive in connection with the Executive's decision to accept the terms of this Agreement, other than those set forth in this Agreement. The Executive acknowledges that the Executive has been given at least twenty-one (21) days to consider whether the Executive wants to sign this Agreement and that the Age Discrimination in Employment Act gives the Executive the right to revoke this Agreement within seven (7) days after it is signed, and the Executive understands that the Executive shall not receive any payments due the Executive under this Agreement until such seven (7) day revocation period (the "Revocation Period") has passed and then, only if the Executive has not revoked this Agreement within such period. To the extent the Executive has executed this Agreement within less than twenty-one (21) days after its delivery to the Executive, the Executive hereby acknowledges that the Executive's decision to execute this Agreement prior to the expiration of such twenty-one (21) day period was entirely voluntary.

8. GOVERNING LAW. This Agreement shall be governed, construed and interpreted under the laws of the State of Florida.

9. ENTIRE AGREEMENT; COUNTERPARTS. This constitutes the entire agreement between the parties. It may not be modified or changed except by written instrument executed by all parties. This Agreement may be executed in counterparts, each of which shall constitute an original and which together shall constitute a single instrument.
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         IN WITNESS WHEREOF, the Company and the Executive have executed this
Agreement as of the date first above written.


                                            WALTER INDUSTRIES, INC.


                                            By: /s/ MICHAEL T. TOKARZ
                                                ---------------------------
                                                Name: Michael T. Tokarz
                                                Title: Director


ACCEPTED AND AGREED this 1st day of August, 2000.


/s/ ROBERT G. BURTON
-----------------------------
Robert G. Burton